Exhibit 26(h)(xvii)

Revised Schedule A dated 05-01-2017 to Participation Agreement

VARIABLE INSURANCE PRODUCTS FUND I,
VARIABLE INSURANCE PRODUCTS FUND II,
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV,
VARIABLE INSURANCE PRODUCTS FUND V,
FIDELITY DISTRIBUTORS CORPORATION
and
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

Schedule A
Separate Accounts and Associated Contracts
Revised May 1, 2017

Accounts	Products
TFLIC Series Life Account	TFLIC Financial Freedom Builder TFLIC Freedom Elite Builder TFLIC Freedom Wealth Protector TFLIC Freedom Elite Builder II TFLIC Transamerica Journey
Separate Account VA BNY
Transamerica LandmarkSM NY Variable Annuity
Transamerica LibertySM NY Variable Annuity
Transamerica AxiomSM NY Variable Annuity
Transamerica Advisor EliteSM Variable Annuity (NY)
Transamerica Variable Annuity Series (NY)
Partners Variable Annuity Series (NY)
Transamerica AxiomSM II (NY)
Transamerica Advisor EliteSM II (NY)
Transamerica InspireSM Variable Annuity (NY)
Transamerica Variable Annuity I-Share (NY)
Transamerica Variable Annuity O-Share (NY)

TFLIC Series Annuity Account	TFLIC Freedom PremierSM
TR-Fidelity VIP II Contrafund® Portfolio	TA-AP-2001-CONT
TFLIC Separate Account VNY	Advisor's Edge® NY Variable Annuity
TFLIC Separate Account C	MarqueeSM Variable Annuity